Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Solar Power, Inc.
1115 Orlando Avenue
Roseville, CA 95661
USA
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 2007, relating to the consolidated financial statements of International Assembly Solutions, Limited, a Hong Kong corporation appearing in Solar Power, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2006.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO McCabe Lo Limited
Hong Kong,
November 5, 2007